                               4th AMENDMENT TO
                        INVESTMENT ADVISORY AGREEMENT

      WHEREAS,  Oppenheimer Quest For Value Funds (hereinafter  referred to as the "Trust"),  and OppenheimerFunds,  Inc. (hereinafter referred to as "OFI"), are  party  to an  Investment  Advisory  Agreement  dated  May 27,  1997  (the
"Agreement"),  amended on October  22,  1997 and  amended on March 1, 2002 and further amended on June 15, 2003;

      WHEREAS,  Oppenheimer  Quest  Balanced  Value  Fund,  Oppenheimer  Quest
Opportunity  Value Fund and  Oppenheimer  Small Cap Value Fund (each a "Fund")
are series of the Trust;

      WHEREAS,  on December 8, 2003 the Trust's  Board of Trustees  approved a modified  annual  management  fee rate for each  Fund to become  effective  on
January 1, 2004; and

      WHEREAS,  the Trust and OFI desire to amend the Agreement to reflect the foregoing management fee change;

      NOW THEREFORE, the Trust and OFI agree as follows:

      1.  Schedule A of the  Agreement  is replaced in its  entirety  with the
Schedule A attached hereto.

      2. Except for the  foregoing,  no other  provision  of the  Agreement is modified or amended and the  Agreement,  as amended  hereby,  shall  remain in full force and effect.

Date:  December 8, 2003

                              Oppenheimer Quest For Value Funds

                              By:   /s/ Robert G. Zack
                                    ------------------
                                    Robert G. Zack, Secretary

                              OppenheimerFunds, Inc.

                              By:   /s/ Robert G. Zack
                                    ------------------
                                    Robert G. Zack, Senior Vice President

                                  Schedule A
                                      To
                        Investment Advisory Agreement
                                   Between
                      Oppenheimer Quest For Value Funds
                                     and
                            OppenheimerFunds, Inc.

------------------------------ ----------------------------------

       Name of Series            Annual Fee as a Percentage of
                                    Daily Total Net Assets
============================== ==================================
------------------------------ ----------------------------------
                               0.85% of the first $1 Billion of
Oppenheimer Quest Balanced     average annual net assets
Value Fund                     0.81% of the next $2 Billion of
                               net assets
                               0.76% of the next $1 Billion of
                               net assets
                               0.71% of the next $1 Billion of
                               net assets
                               0.65% of the next $1 Billion of
                               net assets
                               0.60% of  the next $1 Billion of
                               net assets
                               0.55% of the next $1 Billion of
                               net assets
                               0.50% of  average annual net
                               assets over $8 Billion
------------------------------ ----------------------------------
------------------------------ ----------------------------------

Oppenheimer Quest              0.85% of the first $1 Billion of
Opportunity Value Fund         average annual net assets
                               0.80% of the next $500 Million
                               of net assets
                               0.75% of the next $500 Million
                               of net assets
                               0.70% of the next $500 Million
                               of net assets
                               0.65% of the next $500 Million
                               of net assets
                               0.60% of the next $500 Million
                               of net assets
                               0.55% of the next $500 Million
                               of net assets
                               0.50% of average annual net
                               assets over $4 Billion

------------------------------ ----------------------------------
------------------------------ ----------------------------------

Oppenheimer Small Cap Value    0.80% of the first $400 Million
Fund                           of average annual of net assets
                               0.75% of the next $400 Million
                               of net assets
                               0.60% of average annual net
                               assets over $800 million
------------------------------ ----------------------------------

QFVfunds(3)_AdvisoryAgree (4th Amend 1-01-04).doc